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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91141, 333-54118, 333-74920, and 333-122806) of Plains All American Pipeline L.P. of our report dated April 8, 2005, relating to the balance sheet of Plains AAP, L.P., which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Houston, Texas
April 8, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS